UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 20, 2019

SAVARA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6836 Bee Cave Road

Building III, Suite 200

Austin, TX 78746

(Address of principal executive offices, including zip code)

(512) 961-1891

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SVRA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On December 20, 2019, Savara Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional and accredited investors (the “Investors”), pursuant to which the Company has agreed to issue and sell to the Investors in a private placement (the “Private Placement”), an aggregate of 9,569,430 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), and, in lieu of shares of common stock, pre-funded warrants to purchase an aggregate of 5,780,537 shares of common stock, and accompanying warrants (the “Milestone Warrants”) to purchase an aggregate of up to 32,577,209 additional shares of common stock (or pre-funded warrants to purchase common stock in lieu thereof) at a price of $1.745 per share and accompanying Milestone Warrant (or $1.744 per pre-funded warrant and accompanying Milestone Warrant). The price per pre-funded warrant and accompanying Milestone Warrant represents the price of $1.745 per share and accompanying Milestone Warrant to be sold in the Private Placement, minus the $0.001 per share exercise price of each such pre-funded warrant. The exercise price of the Milestone Warrants is $1.48 per share, or if exercised for a pre-funded warrant in lieu thereof, $1.479 per pre-funded warrant (representing the Milestone Warrant exercise price of $1.48 per share minus the $0.001 per share exercise price of each such pre-funded warrant). The Milestone Warrants are exercisable at any time prior to the earlier of 30 days following the achievement of a defined clinical milestone or two years after the closing date of the Private Placement. The pre-funded warrants are exercisable at any time after their original issuance and will not expire. Jefferies LLC and Evercore Group LLC have acted as the Company’s placement agents for the Private Placement.

The Milestone Warrants and pre-funded warrants to be issued in the Private Placement will provide that a holder of Milestone Warrants or pre-funded warrants will not have the right to exercise any portion of its Milestone Warrants or pre-funded warrants if such holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that each holder may increase or decrease the Beneficial Ownership Limitation by giving notice to the Company; but not to any percentage in excess of either 9.99% or 19.99%, as selected by the applicable Investor prior to issuance of the Milestone Warrants and the pre-funded warrants.

Subject to customary closing conditions, the Company expects the Private Placement to close on or about December 24, 2019. The Company expects to receive aggregate gross proceeds of approximately $75,000,000 before deducting placement agent fees and estimated offering expenses payable by the Company if the Milestone Warrants are exercised in full. The Company expects the net proceeds from the Private Placement to be used to fund a new clinical trial of Molgradex for the treatment of autoimmune pulmonary alveolar proteinosis (aPAP) and for other general corporate purposes.

The Purchase Agreement requires the Company to nominate and use its commercially reasonable efforts to have one individual designated by the Investors affiliated with Bain Capital Life Sciences Investors, LLC (collectively, “Bain Capital Life Sciences”) appointed to the Board for as long as Bain Capital Life Sciences holds a number of shares equal to the greater of (i) 50% of the number of shares of Common Stock (including shares of Common Stock issued or issuable upon exercise of the pre-funded warrants and Milestone Warrants described above) purchased pursuant to and on the date of the Purchase Agreement, and (ii) 5% of the outstanding shares of Common Stock (the “Bain Director Designation Right”). The Purchase Agreement also contains customary representations, warranties and covenants made solely for the benefit of the parties to the Purchase Agreement.

The Purchase Agreement is incorporated herein by reference, but only to provide information regarding the terms of the Purchase Agreement and not to provide with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission (the “SEC”).

Also on December 20, 2019, in connection with the Private Placement and the Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, pursuant to which, among other things, the Company has agreed to prepare and file with the SEC a registration statement to register for resale the shares of Common Stock sold in the Private Placement and the shares of Common Stock underlying the Milestone Warrants and pre-funded warrants described above. The foregoing descriptions of the material terms of the Purchase Agreement, the Milestone Warrants, the pre-funded warrants and the registration rights agreement are qualified in their entirety by reference to the full text of the Purchase Agreement, the form of Milestone Warrant, the form of pre-funded warrant and the registration rights agreement, which are filed as Exhibits 10.1, 4.1, 4.2 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02.    Unregistered Sales of Equity Securities.

Pursuant to the Private Placement described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 3.02 in its entirety, the Company will sell the securities to “accredited investors,” as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act and corresponding provisions of state securities or “blue sky” laws. The Investors represented that they are acquiring the securities for investment only and not with a view towards the resale or distribution thereof in violation of the Securities Act. Accordingly, the securities have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On December 19, 2019, the Board of Directors of the Company (the “Board”) voted to increase the size of the Board from seven directors to eight directors and, in accordance with the Bain Director Designation Right under the Purchase Agreement, appointed Ricky Sun, Ph.D. to the Board, effective upon the closing of the Private Placement, to fill the resulting vacancy. Dr. Sun will receive cash and equity compensation for his service on the Board and Board committee(s) under the Company’s compensation program for other non-employee directors. In connection with his appointment, Dr. Sun will enter into an indemnification agreement with the Company substantially in the standard form used for the Company’s other Board members, except that Dr. Sun’s agreement will provide that in the event that he is entitled to indemnification from the Company and from another entity with which Dr. Sun is associated, the indemnification by the Company shall take priority. There are no transactions between Dr. Sun and the Company that would be reportable under Item 404(a) of Regulation S-K.

Item 8.01.    Other Events.

Press Release

On December 20, 2019, the Company issued a press release announcing the Private Placement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Common Stock Purchase Warrant.

4.2	Form of Pre-Funded Common Stock Purchase Warrant.

10.1	Securities Purchase Agreement, dated as of December 20, 2019.

10.2	Registration Rights Agreement, dated as of December 20, 2019.

99.1	Press Release of Savara Inc., dated December 20, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2019		SAVARA INC. a Delaware corporation

	By:	/s/ Dave Lowrance
Dave Lowrance Chief Financial Officer